Exhibit 10.7
FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-U.S. GRANTEES
UNDER DECIPHERA PHARMACEUTICALS, INC.
2017 STOCK OPTION AND INCENTIVE PLAN
Name of Grantee:
No. of Restricted Stock Units:
Grant Date:
Pursuant to the Deciphera Pharmaceuticals, Inc. 2017 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Deciphera Pharmaceuticals, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company pursuant to this Restricted Stock Unit Award Agreement for Non-U.S. Grantees, including the additional terms and conditions for certain countries, as set forth in the appendix attached hereto (the “Appendix” and, together, the “Agreement”).
1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in a Service Relationship on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.
[INSERT VESTING SCHEDULE]
The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.
3.Termination of Service. If the Grantee’s Service Relationship terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. For the avoidance of doubt, service during any portion of the vesting period will not entitle the Grantee to vest in a pro rata portion of unvested Restricted Stock Units.

For purposes of the Restricted Stock Units, the Grantee’s Service Relationship will be deemed terminated as of the date the Grantee is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is providing service or the terms of the Grantee's employment or service agreement, if any) and such date will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is providing service or the terms of the Grantee's employment or service agreement, if any). The Company shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Restricted Stock Units (including whether the Grantee may still be considered to be providing services while on a leave of absence).
Notwithstanding the foregoing, the vesting of the Restricted Stock Units shall accelerate in full if, on or within 12 months following, the consummation of a Change in Control Event, the Grantee’s Service Relationship with the Company, any Subsidiary or the acquiring or succeeding entity (or an affiliate thereof) is terminated by the Company, any Subsidiary or such entity without Cause.
“Cause” shall mean, unless otherwise provided in an employment or other service agreement between the Company or any Subsidiary and the Grantee, willful misconduct by the Grantee or willful failure by the Grantee to perform his or her responsibilities to the Company or any Subsidiary (including, without limitation, breach by the Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Grantee and the Company or any Subsidiary), as determined by the Company or any Subsidiary, which determination shall be conclusive. The Grantee shall be considered to have been terminated for Cause if the Company or any Subsidiary determines, within 30 days after the Grantee’s resignation, that termination for Cause was warranted.
“Change in Control Event” shall mean, unless otherwise provided in an employment or other service agreement between the Company or any Subsidiary and the Grantee:
(i) the acquisition after the date hereof by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of (x) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any equity or membership interest in the Company if, after (but not before) such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the combined voting power of the then-outstanding equity or membership interests of the Company having the right to elect directors of the Company (or otherwise having the right to direct the operation and management of the Company), or (y) the sole power, by the terms of the organizational documents of the Company or by contract, to direct the operation and management of the Company; provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlling or controlled by the Company, or (iv) any acquisition by any entity pursuant to a Sale (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or
(ii)     the consummation of a sale or other disposition of all or substantially all of the assets of the Company (a “Sale”), unless, immediately following such Sale, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the equity or membership interests in the Company immediately prior to such Sale beneficially own, directly or indirectly, more than 50% of the then-outstanding equity or membership interests and the combined voting power of the then-outstanding securities having the right to elect directors (or otherwise having the right to direct the operation and management), respectively, of the resulting or acquiring entity in such Sale (which shall include, without limitation, an entity which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to herein as the “Acquiring Entity”) in substantially the same proportions as their ownership of the equity or membership interest in the Company immediately prior to such Sale and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Entity) beneficially owns, directly or indirectly, 50% or more of the then-outstanding equity or membership interests in the Acquiring Entity or of the combined voting power of the then-outstanding securities of such entity having the right to elect directors (or otherwise having the right to direct the operation and management of such entity) (except to the extent that such ownership existed prior to the Sale).
Notwithstanding any other provision in this definition, where required to avoid additional taxation under Section 409A of the Code, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treas. Reg. Section 1.409A3(i)(5).
“Service Relationship” means any relationship as an employee, director or consultant of the Company or any Subsidiary (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or consultant).
4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Responsibility for Taxes; Mandatory Sell to Cover. The Grantee acknowledges that, regardless of any action taken by the Company or, if different, the Grantee's employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee's participation in the Plan and legally applicable or deemed applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee's responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units or the underlying shares of Stock, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee's liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
In connection with the settlement of vested Restricted Stock Units, the Company and/or the Employer shall issue the shares of Stock referred to in Paragraph 4 to a broker designated by the Company and/or the Employer and acting on behalf and for the account of the Grantee with instructions to (i) sell a number of shares of such Stock sufficient to satisfy any Tax-Related Items which arise in connection with such settlement; provided, that the amount sold does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment, along with any applicable third-party commission, and (ii) remit the proceeds of such sale to the Company and/or the Employer. In the event that such withholding by sale of shares of Stock is problematic under applicable tax or securities law or has materially adverse accounting consequences, the Grantee authorizes the Company or the Employer to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer or requiring the Grantee to make a cash payment in an amount equal to the withholding obligations or rights for Tax-Related Items.
In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock), or if not refunded, the Grantee may seek a refund from the local tax authorities. In the event the sale proceeds are insufficient to fully satisfy any Tax-Related Items, the Grantee authorizes withholding from payroll and any other amounts payable to the Grantee, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy any Tax-Related Items. Unless the withholding tax obligations of the Company and/or the Employer thereof are satisfied, the Company shall have no obligation to issue any shares of Stock on the Grantee’s behalf pursuant to the vesting of the Restricted Stock Units.
7.Section 409A of the Code. To the extent applicable to U.S. taxpayers, this Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
8.Nature of Grant. By accepting the Restricted Stock Units, the Grantee acknowledges, understands, and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive any future restricted stock units, the same number of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units or a certain number of restricted stock units have been granted in the past;
(c)all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;
(d)the Grantee is voluntarily participating in the Plan;
(e)the Restricted Stock Units and any shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)unless otherwise agreed with the Company, the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of a Subsidiary;
(g)the Restricted Stock Units and any shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(h)the future value of the shares of Stock underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or service agreement, if any);
(j)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock; and
(k)neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. dollar that may affect the value of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon vesting.
9.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.Data Privacy Information. The Company and the Employer hold certain personal information about the Grantee, including, but not limited to, the Grantee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee's favor (“Data”).
The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee's Data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan. For Grantees residing in the EU/EEA and United Kingdom, the processing of Grantee’s data is exclusively performed in accordance with the Data Privacy Notice as set out in the Appendix below. In the latter case, the Company relies on the legal basis that the processing of the Grantee’s Data is necessary (i) in order to take steps for entering into or the performance of this Agreement and other contractual obligations in connection with Restricted Stock Units and (ii) for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.
The Grantee understands that Data will be transferred to [INSERT PROVIDER]. (“PROVIDER”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee's country. The Grantee acknowledges that the Company, PROVIDER and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan will process the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee's participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee's participation in the Plan.

11.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
12.Governing Law and Venue. The Restricted Stock Units grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.
13.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee's participation in the Plan, or the Grantee's acquisition or sale of the underlying shares of Stock. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding the Grantee's participation in the Plan before taking any action related to the Plan.
14.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the shares of Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Agreement without The Grantee's consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Stock.
15.Language. The Grantee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement, or any other documents related to the Restricted Stock Units and/or the

Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
16.Electric Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
17.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18.Appendix. Notwithstanding any provisions in this Agreement, the Restricted Stock Units grant shall be subject to any additional terms and conditions set forth in any Appendix to this Agreement for the Grantee's country. Moreover, if the Grantee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee's participation in the Plan, on the Restricted Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.
21.Insider Trading/Market Abuse. By accepting the Restricted Stock Units, the Grantee acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Grantee further acknowledges that, depending on the Grantee or his or her broker’s country or the country in which the shares of Stock are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of the shares of Stock, rights to the shares of Stock (e.g., Restricted Stock Units) or rights linked to the value of the shares of Stock during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and the Grantee should speak to his or her personal advisor on this matter.
22.Foreign Asset/Account, Exchange Control and Tax Reporting. The Grantee may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect the Grantee’s ability acquire or hold Restricted Stock Units or the shares of Stock or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of the shares of Stock) in a brokerage/bank account outside the Grantee’s country. The applicable laws of the Grantee’s country may require that he or she report such Restricted Stock Units, shares of Stock, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to the Grantee’s country within a certain time period or according to certain procedures. The Grantee acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with applicable laws.
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DECIPHERA PHARMACEUTICALS, INC.
By: /Name:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company's instructions to the Grantee (including through an online acceptance process) is acceptable.
Dated: _____________________
Grantee’s Signature

Grantee’s name and address:

Address:

APPENDIX TO
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-U.S. GRANTEES
UNDER DECIPHERA PHARMACEUTICALS, INC.
2017 STOCK OPTION AND INCENTIVE PLAN
[INSERT COUNTRY/REGION SPECIFIC NOTIFICATIONS, TERMS AND CONDITIONS]
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